Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211472

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 1, 2016)

Up to $120,000,000

Common Stock
Preferred Stock
We are offering up to an aggregate of up to $120,000,000 of our common stock in up to three closings. In a private placement concurrent with the first closing of this offering, we are selling to certain purchasers in this offering warrants to purchase an aggregate of 12,500,000 shares of our common stock. In a private placement concurrent with the optional third closing of this offering, we may sell to certain purchasers in this offering warrants to purchase an aggregate of up to 2,500,000 shares of our common stock. The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, at this time, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Such warrants and underlying shares of our common stock are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.
We are offering 10,638,297 shares of our common stock in the first closing at a price of $4.70 per share (which includes the issuance of any preferred stock, on an as-converted basis). As further described in this prospectus supplement, in the second closing we may sell up to an additional $50,000,000 of our common stock to investors who purchased at least $1,000,000 of our common stock in the first closing at a purchase price per share that is equal to 75% of the volume weighted average price of our common stock for the five trading days following our public release of Part B topline data from our STRIVE global, randomized Phase 2 clinical trial of rezafungin; provided that we will not be obligated to complete the second closing if the purchase price is less than $4.70 per share. As further described in this prospectus supplement, in the optional third closing, we may sell up to an additional $20,000,000 of our common stock, at a purchase price per share equal to the purchase price of the shares purchased at the second closing, to investors who fully participate in the second closing.
We are also offering to each purchaser in the offering the opportunity to purchase Series X convertible preferred stock, or the Preferred Stock, in lieu of purchasing our common stock. For each share of Preferred Stock purchased in lieu of our common stock in this offering, we will reduce the number of shares of common stock being sold in this offering by 10 shares. Pursuant to this prospectus supplement, we are also offering the shares of common stock issuable upon conversion of the Preferred Stock.
Jeffrey Stein, our President and Chief Executive Officer, is a purchaser in the offering. Dr. Stein is purchasing $1,000,000 of our common stock in the first closing and an additional $1,000,000 of our common stock in the second closing; provided, that, pursuant to the terms of the offering, Dr. Stein is not permitted to participate in the optional third closing.
Each share of Preferred Stock is convertible into 10 shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations, or the Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. The shares of Preferred Stock will otherwise have the rights and limitations described under “Description of the Securities We Are Offering—Series X Preferred Stock” beginning on page S-20 of this prospectus supplement.
Our common stock is listed on The Nasdaq Global Market under the symbol “CDTX.” On May 18, 2018, the last reported sale price of our common stock was $4.70 per share. There is no established trading market for the Preferred Stock and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Preferred Stock on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Preferred Stock will be limited.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying prospectus.
Investing in our securities involves a high degree of risk.  Before making an investment decision, please read the information under “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We have retained Citigroup and Cantor to act as our placement agents in connection with this offering. The placement agents have agreed to use their reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay them a fee as described in this prospectus supplement. Delivery of the shares of common stock (or Preferred Stock) is expected to be made on or about May 23, 2018.

Citigroup    Cantor

The date of this prospectus supplement is May 21, 2018

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock (or Preferred Stock) and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 1, 2016, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the placement agents have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the placement agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the placement agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, shares of our common stock (or Preferred Stock) only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock (or Preferred Stock) in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock (or Preferred Stock) and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Cidara,” the “Company” and similar designations refer to Cidara Therapeutics, Inc. and its subsidiaries on a consolidated basis. We have filed the word trademark “Cidara” for registration on the Principal Register of the United States Patent and Trademark Office. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain trademarks and trade names of other companies, and those trademarks and trade names are the

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property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.
Our Business
We are a biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard of care therapies. We are developing a balanced pipeline of product and development candidates, with an initial focus on serious fungal and bacterial infections. Our lead product candidate is rezafungin acetate, an intravenous formulation of a novel echinocandin. Rezafungin is being developed as a once-weekly, high-exposure therapy for the treatment and prevention of serious, invasive fungal infections.
In addition, we are developing our antibody-drug conjugates, or ADCs, for multidrug-resistant bacterial infections as part of our proprietary Cloudbreak™ platform, which is designed to discover compounds that directly kill pathogens and also direct a patient’s immune system to attack and eliminate bacterial, fungal or viral pathogens.
Rezafungin
Rezafungin is a novel molecule in the echinocandin class of antifungals. We are developing rezafungin for the treatment and prevention of serious, invasive fungal infections, including candidemia and invasive candidiasis, associated with high mortality rates.
STRIVE clinical trial
In March 2018 we reported topline results from Part A of our global, randomized Phase 2 clinical trial of rezafungin, called the STRIVE trial.
STRIVE is an international, multicenter, double-blind clinical trial evaluating the safety, tolerability and efficacy of once-weekly dosing of rezafungin compared to once-daily dosing of caspofungin in patients with candidemia and/or invasive candidiasis. In Part A, patients were randomized to one of two rezafungin arms or to the caspofungin arm. In the two rezafungin arms of the trial, patients received either 400 mg of rezafungin administered intravenously once weekly for two to four weeks (Group 1), or 400 mg for the first week followed by 200 mg once weekly for up to four weeks in total (Group 2). In the comparator arm (Group 3), patients received daily caspofungin administered intravenously according to the approved prescribing information, with an optional step down to oral fluconazole. The STRIVE trial results we reported include efficacy data from 92 treated patients (the mycological intent-to-treat, or mITT, population) and safety and tolerability results from 104 patients, from 31 trial sites in North America and Europe. The trial was not statistically powered to demonstrate superiority or non-inferiority and therefore comparisons of efficacy are directional.
STRIVE Part A met its primary objectives related to tolerability and safety of rezafungin in the treatment of candidemia/invasive candidiasis. Topline efficacy data are summarized in Table 1. Overall success is defined as eradication of Candida from the blood or infected organ, plus clinical cure, which is defined as resolution of clinical signs of infection which were present at baseline. Additionally, clinical response is assessed by the principal investigator based on the clinical and microbiological resolution of disease.

Table 1: Overall Response and Principal Investigator (PI) Assessment of Clinical Response at Day 14 and All-Cause Mortality in the mITT Population
	Group 1: Rezafungin once weekly 400 mg N= 33	Group 2: Rezafungin once weekly 400mg Week 1/200mg N= 31	Group 3: Caspofungin once daily 70 mg Day 1/50 mg N= 28
n (%)
Overall Success (Day 14)	19 (57.6)	22 (71.0)	18 (64.3)
Failure	7 (21.2)	6 (19.4)	8 (28.6)
Indeterminate	7 (21.2)	3 (9.7)	2 (7.1)
Overall Success (Day 14) (excluding Indeterminatesa)	19/26 (73.1)	22/28 (78.6)	18/26 (69.2)
Failure	7/26 (26.9)	6/28 (21.4)	8/26 (30.8)
Clinical Cure (Day 14) by PI Assessment[b]	25 (75.8)	24 (77.4)	20 (71.4)
Failure	7 (21.2)	4 (12.9)	8 (28.6)
Indeterminate	1 (3.0)	3 (9.7)	0
Mortality (Day 30)[c]	5 (15.2)	1 (3.2)	3 (10.7)
Mortality (Overall)	5 (15.2)	3 (9.7)	5 (17.9)

[a]Indeterminate response indicates inability to assess outcome due to missing data point(s), most of which related to missed visits or difficulties in obtaining the multiple repeat blood draws for the culture required for full assessment
[b]Outcome that most closely approximates the primary outcome in prior candidemia/invasive candidiasis clinical trials
[c]Primary outcome measure for planned Phase 3 ReSTORE trial to assess rezafungin in treatment of candidemia and/or invasive candidiasis

We further evaluated the 12 indeterminate outcomes in the Overall Success primary endpoint (Table 2), as well as the reasons for these indeterminate outcomes (Table 3). We assessed whether the principal investigator designated these outcomes as cure or failure, irrespective of any missing data points.
When the investigator-assessed outcomes are considered as surrogates for the programmatic indeterminate responses for the Overall Response outcome at Day 14, Overall Success rates are as follows:

Table 2: Overall Response Adjusted for Investigators’ Assessment of Programmatic Indeterminate Outcomes
	Group 1: Rezafungin once weekly 400 mg N= 33	Group 2: Rezafungin once weekly 400mg Wk1/200mg N= 31	Group 3: Caspofungin once daily 70 mg D1/50 mg N= 28
n (%)
Overall Success (Day 14)	24 (72.7)	23 (74.2)	20 (71.4)
Failures	9 (27.3)	8 (25.8)	8 (28.6)

A summary of the 12 patients with indeterminate outcomes on the primary endpoint of Overall Success is as follows:

Table 3: Assessment of Programmatic Indeterminate Overall Response
Reason for Indeterminate Response:	Group 1: Rezafungin once weekly 400 mg N= 7		Group 2: Rezafungin once weekly 400mg Wk1/200mg N= 3		Group 3: Caspofungin once daily 70 mg D1/50 mg N= 2
	Investigator Assessment of Clinical Response
	Cure	Indeterminate (I) / Failure (F)	Cure	Indeterminate (I) / Failure (F)	Cure	Indeterminate (I) / Failure (F)
Systemic Signs assessment not completed	2	1 (F)			1
Inadequate number of cultures	2		1		1
Lost to Follow-up prior to Day 14				1 (I)
Withdrew consent				1 (I)
Missed systemic signs at baseline	1
Non-compliance with study		1 (I)
Rezafungin was generally well-tolerated at both dosing regimens. Treatment emergent adverse events were observed in most patients, with an incidence of 88.6 percent in Group 1, 94.4 percent in Group 2, and 81.8 percent in Group 3.
The rates of severe adverse events were 37.1 percent, 27.8 percent, and 39.4 percent, respectively. There were six adverse events leading to study drug discontinuation across all study groups: four in Group 1, one in Group 2 and one in Group 3. Two of the six adverse events were considered possibly related to study drug, one in Group 1 and one in Group 3.
There were two serious adverse events possibly related to study drug: one in Group 2 and one in Group 3, and both patients fully recovered. There were no deaths related to study drug, and there were no concerning trends in System Organ Class groups or specific adverse events.
Clinical development plans
Based on the STRIVE Part A trial results, we plan to initiate two Phase 3 clinical trials of rezafungin in mid-2018:

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Phase 3 ReSTORE Treatment Trial: A single, global, randomized, double-blind, controlled Phase 3 pivotal clinical trial in patients with candidemia and/or invasive candidiasis. The design will be similar to the STRIVE study. The primary outcome measure for the U.S. is expected to be all-cause mortality at day 30. We expect this study to enroll approximately 150-180 mITT patients, depending on the primary outcome measure required by the E.U. This trial is expected to generate topline data in 2020.

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Phase 3 ReSPECT Prophylaxis (Prevention) Trial: Subject to approval of U.S. and E.U. regulatory authorities, a single, global, randomized, double-blind, controlled Phase 3 pivotal clinical trial in patients undergoing allogeneic bone marrow transplant to assess rezafungin in a 90-day prophylaxis regimen to prevent infections due to Candida, Aspergillus and Pneumocystis. Rezafungin will be dosed once weekly and compared to a regimen containing two drugs (an azole and Bactrim) dosed once daily, for 90 days, at which time fungal-free survival (the primary outcome measure) will be measured. The trial will include adults with underlying conditions including acute myeloid leukemia, acute lymphoblastic leukemia, chronic myelogenous leukemia, myelodysplastic syndrome(s), lymphoma and aplastic anemia. This trial is expected to produce an interim analysis with adaptive design and futility read-out in 2019 and provide topline results in 2020.

With the expected size of the Phase 3 treatment study, we estimate that the total number of patients exposed to our selected dose and duration of rezafungin treatment will be less than the target safety database of 300 patients. For this reason, as well as to maintain enrollment momentum before the start of the Phase 3 study, we are continuing enrollment at STRIVE study sites. This continuation of the STRIVE study, which we call STRIVE Part B, will evaluate the dose selected from the initial portion of the STRIVE study in comparison to caspofungin in a 2:1 randomization regime.
QT clinical trial
In March 2018 we also announced the results of our definitive Phase 1 QT clinical trial of rezafungin conducted in accordance with FDA guidance. The QT clinical trial was a Phase 1, single-center, randomized, comparative study of the effect of single-ascending doses of rezafungin, intravenous (IV) placebo, and a single oral dose of moxifloxacin (positive control) in healthy adult subjects. The primary objective was to assess the effects of rezafungin on QT interval. Secondary objectives included assessments of other cardiac conduction parameters, including PR intervals, QRS intervals and heart rate.
The trial enrolled 60 healthy adult subjects into two cohorts of 30 subjects, each with three dose groups, rezafungin (600 mg IV in Cohort 1 and 1400 mg IV in Cohort 2), IV placebo and oral moxifloxacin. The rezafungin doses of 600 mg and 1400 mg were selected to achieve peak concentrations up to 2.5-fold higher than the expected peak concentration of the 400 mg dose given once-weekly for three weeks. The trial was conducted in accordance with FDA feedback and relevant guidance.
The results of the trial indicated that rezafungin in single doses up to 1400 mg IV had no significant effect on QT prolongation or on any of the other cardiac conduction parameters tested.
Cloudbreak Immunotherapy Platform
We continue to advance our Cloudbreak immunotherapy platform, which we believe has broad potential applications across a wide spectrum of infectious diseases, including bacterial, fungal and viral infections.  We believe that our Cloudbreak immunotherapy platform is a fundamentally new approach for the treatment of infectious disease. To date, we have generated preclinical, in vivo proof of concept data in both our Cloudbreak antibacterial program and our Cloudbreak antifungal program.
We had selected a lead Cloudbreak development candidate, CD201, a bispecific antimicrobial immunotherapy for the treatment of multidrug-resistant Gram-negative bacterial infections. Based on preclinical studies of CD201 as well as preclinical studies of ADCs from our Cloudbreak program, we decided in February 2018 to cease development of CD201 to focus on the more promising ADCs for the same indication. We had received a grant from the Combating Antibiotic Resistance Accelerator, or CARB-X, to help advance the development of CD201.  Based on our decision to focus efforts on our ADCs, we will no longer be seeking funding under our CARB-X grant agreement relating to CD201.
Recent Developments
On May 20, 2018, we voluntarily terminated our Controlled Equity OfferingSM Sales Agreement, dated May 19, 2016, with Cantor Fitzgerald & Co., or Cantor, pursuant to which we were able to offer and sell, from time to time, through Cantor, shares of our common stock having an aggregate offering price of up to $35.0 million.
Company Information
We were incorporated in Delaware as K2 Therapeutics, Inc. in December 2012. In July 2014, we changed our name to Cidara Therapeutics, Inc. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, and our telephone number is (858) 752-6170. Our corporate website address is www.cidara.com. Information contained on or accessible through our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. The inclusion of our website address in this prospectus supplement is an inactive textual reference only.

We are an “Emerging Growth Company”
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	omitted compensation discussion and analysis;

•	no requirement that we solicit non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
We intend to take advantage of the reduced disclosure obligations. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can elect to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption to take advantage of the extended transition period for complying with new or revised accounting standards.
We could remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period and (iv) December 31, 2020.

The Offering

Securities offered by us	Shares of our common stock having an aggregate offering price of up to $120,000,000, which is being offered in up to three closings as follows:
•    In the first closing of this offering we are selling 10,638,297 shares of our common stock at a price of $4.70 per share (which includes the issuance of any preferred stock, on an as-converted basis).
•    As further described in this prospectus supplement, in the second closing of this offering we may sell up to an additional $50,000,000 of our common stock to investors who purchased at least $1,000,000 of our common stock in the first closing at a purchase price per share that is equal to 75% of the volume weighted average price of our common stock for the five trading days following our public release of Part B topline data from our STRIVE global, randomized Phase 2 clinical trial of rezafungin; provided that we will not be obligated to complete the second closing if the purchase price is less than $4.70 per share.
•    As further described in this prospectus supplement, in the optional third closing, we may sell up to an additional $20,000,000 of our common stock, at a purchase price per share equal to the purchase price of the shares purchased at the second closing, to investors who fully participated in the second closing.
•    At our option, and prior to the completion of the second closing and optional third closing, we may reduce the aggregate offering size of the second closing and optional third closing by the dollar amount received by us from any (i) strategic partnership or other non-dilutive source of funding or (ii) sale of equity securities at a price greater than $6.81 per share.
We are also offering to each purchaser in the offering the opportunity to purchase Series X convertible preferred stock, or the Preferred Stock, in lieu of purchasing our common stock. For each share of Preferred Stock purchased in lieu of common stock in this offering, we will reduce the number of shares of common stock being sold in this offering by 10 shares. Pursuant to this prospectus supplement, we are also offering the shares of common stock issuable upon conversion of the Preferred Stock.
Each share of Preferred Stock would be convertible into 10 shares of our common stock (subject to adjustment as provided in the related Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. The shares of Preferred Stock will otherwise have the rights and limitations described under “Description of the Securities We Are Offering—Series X Convertible Preferred Stock” beginning on page S-20 of this prospectus supplement.
Common stock to be outstanding immediately    31,173,290 shares (which includes the issuance of any preferred
after the first closing of this offering    stock, on an as-converted basis)
Common stock to be outstanding immediately    41,811,587 shares, assuming sales of (i) 10,638,297 shares of our after the second closing of this offering
common stock in the first closing of this offering and (ii) 10,638,297 shares of our common stock in the second closing of this offering at a price of $4.70 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on May 18, 2018. The actual number of shares issued will vary depending on the sales price under this offering and whether we complete the second closing, as further described in this prospectus supplement. The foregoing includes the issuance of any preferred stock, on an as-converted basis.
Common stock to be outstanding immediately    46,066,906 shares, assuming sales of (i) 10,638,297 shares of our after the optional third closing of this offering
common stock in the first closing of this offering, (ii) 10,638,297 shares of our common stock in the second closing of this offering at a price of $4.70 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on May 18, 2018, and (iii) 4,255,319 shares of our common stock in the optional third closing of this offering at a price of $4.70 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on May 18, 2018. The actual number of shares issued will vary depending on the sales price under this offering and whether we complete the second closing and the optional third closing, as further described in this prospectus supplement. The foregoing includes the issuance of any preferred stock, on an as-converted basis.

Use of proceeds
We intend to use the net proceeds from this offering to fund research and development activities for our development programs, including, but not limited to, the clinical development of rezafungin acetate, the development of our ADCs and/or any other Cloudbreak development candidates, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-14.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” for a discussion of factors that you should consider before buying our securities.

Nasdaq Global Market Symbol	“CDTX”
The number of shares of our common stock to be outstanding immediately after this offering is based on 20,534,993 shares of common stock outstanding as of March 31, 2018 and excludes as of that date:

•	4,095,140 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $6.90 per share;

•	257,500 shares issuable upon vesting of outstanding restricted stock units, or RSUs, and performance-based RSUs;

•	1,375,436 additional shares reserved for future issuance under our equity incentive plan and employee stock purchase plan;

•	5,341 shares of restricted common stock which are subject to a right of repurchase by us;

•	17,331 shares of common stock issuable upon the exercise of outstanding warrants issued on October 3, 2016 at an exercise price of $11.54 per share; and

•	the exercise of any of the warrants to be issued in the private placements described in this prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also impair our business operations.
Risks Associated with our Business
Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following, which are more fully set forth in our most recent Annual Report on Form 10-K, which is incorporated by reference herein:

•	We are very early in our development efforts, which may not be successful.

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If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•	We may not be successful in our efforts to use and expand our Cloudbreak immunotherapy platform to build a pipeline of product candidates.

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Even if any of our product candidates receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

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If, in the future, we are unable to establish sales and marketing capabilities or to selectively enter into agreements with third parties to sell and market our product candidates, we may not be successful in commercializing our product candidates if and when they are approved.

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We intend to continue to rely on third parties to conduct our clinical trials and to conduct some aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research or testing.

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To the extent we enter into any collaborations, we may depend on collaborators for the development and commercialization of our product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.

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If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize, or will be delayed in commercializing, our product candidates, and our ability to generate revenue will be impaired.

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We will need substantial additional funding to advance the development of our product candidates. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our drug development and discovery programs or commercialization efforts.

•	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

Additional Risks Relating To The Offering
We cannot guarantee that the second closing or the optional third closing of this offering will be completed or that we will receive the full offering amount of the second closing or the optional third closing.
Whether we complete the second closing or optional third closing of this offering, and the amount of securities sold in the second closing and optional third closing, depends on certain conditions, and there can be no assurance that these conditions will be met. In addition, we are not obligated to complete the second closing if the per share purchase price of the shares to be sold in the second closing would be less than $4.70 per share, and the third closing is solely at the option of each investor who fully participated in the second closing. At our option, and prior to the completion of the second closing and optional third closing, we may reduce the aggregate offering size of the second closing and optional third closing by the dollar amount received by us from any (i) strategic partnership or other non-dilutive source of funding or (ii) sale of equity securities at a price greater than $6.81 per share. If we fail to raise sufficient capital in this offering, we may seek alternative debt, equity or equity-based financing (such as convertible debt) when market conditions permit. Such financing may not be available on favorable terms, or at all. The actual amount of funds that we will need and the timing of any such investment will be determined by many factors, some of which are beyond our control.
There is no public market for the Series X Preferred Stock in this offering.
There is no established public trading market for the Series X Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series X Preferred Stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series X Preferred Stock will be limited.
Holders of the Series X Preferred Stock will have no rights as holders of common stock until they acquire common stock.
Until you acquire common stock upon conversion of the Series X Preferred Stock, other than the right of the convertible preferred stock to receive dividends equal to and on the same terms as dividends actually paid on shares of our common stock, you will have no rights as a holder of our common stock, including rights to vote or respond to tender offers. Upon conversion of your Series X Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used to fund research and development activities for our development programs, including, but not limited to, the clinical development of rezafungin, the development of our ADCs and/or any other Cloudbreak development candidates, and for working capital and general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.
Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
The price per share of our common stock being offered in the first closing may be higher than the net tangible book value per share of our common stock outstanding prior to the first closing. Based on the offering price of $4.70 per share in the first closing and our net tangible book value as of March 31, 2018 of $2.48 per share, if you purchase shares of common stock in the first closing of this offering, you will suffer immediate and substantial dilution of $1.54 per share (giving effect to the issuance of any preferred stock, on an as-converted basis), representing the difference between the as adjusted net tangible book value per share of our common stock as of March 31, 2018 after giving effect to the first closing of this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in the first closing of this offering.
The price per share of our common stock being offered in the second closing may be higher than the net tangible book value per share of our common stock outstanding prior to the second closing. Assuming that an aggregate of 10,638,297 shares (which includes the issuance of any preferred stock, on an as-converted basis) are sold in the second closing at a price of $4.70 per share, the last reported sale price of our common stock on The Nasdaq Global Market on May 18, 2018, for aggregate proceeds of $50,000,000, and after deducting fees and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $1.15 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of March 31, 2018 after giving effect to the second closing of this offering and the assumed offering price. The foregoing calculation is based on net tangible book value as of March 31, 2018, and net tangible book value as of the second closing could be substantially different. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in the second closing of this offering.
The price per share of our common stock being offered in the optional third closing may be higher than the net tangible book value per share of our common stock outstanding prior to the optional third closing. Assuming that an aggregate of 4,255,319 shares (which includes the issuance of any preferred stock, on an as-converted basis) are sold in the optional third closing at a price of $4.70 per share, the last reported sale price of our common stock on The Nasdaq Global Market on May 18, 2018, for aggregate proceeds of $20,000,000, and after deducting fees and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $1.04 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of March 31, 2018 after giving effect to the optional third closing of this offering and the assumed offering price. The foregoing calculation is based on net tangible book value as of March 31, 2018, and net tangible book value as of the optional third closing could be substantially different. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in the optional third closing of this offering.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. You will incur dilution upon any such sale of additional shares if the price at which such shares are sold is higher than the net tangible book value per share of our common stock at the time of such sale.

SECOND CLOSING AND OPTIONAL THIRD CLOSING
We are offering up to an aggregate of up to $120,000,000 of our common stock in up to three closings. In the first closing, we are offering 10,638,297 shares of our common stock at a price of $4.70 per share (which includes the issuance of any preferred stock, on an as-converted basis). In the second closing we may sell up to an additional $50,000,000 of our common stock to investors who purchased at least $1,000,000 of our common stock in the first closing at a purchase price per share that is equal to 75% of the volume weighted average price of our common stock for the five trading days following our public release of Part B topline data from our STRIVE global, randomized Phase 2 clinical trial of rezafungin; provided that we will not be obligated to complete the second closing if the purchase price is less than $4.70 per share. In addition, any purchaser that fully participates in the second closing may participate in an optional third closing, which will be held five trading days following the second closing, in which we may sell up to an additional $20,000,000 of our common stock at a purchase price per share equal to the purchase price of the shares purchased at the second closing.
In the second closing, the terms of this offering provide for pro rata participation by the investors who purchased at least $1,000,000 of our common stock in the first closing, with each such investor’s pro rata amount being equal to such investor’s first closing purchase price divided by the aggregate purchase price paid by all investors who purchased at least $1,000,000 of our common stock in the first closing. In the event that there are any amounts not purchased in the second closing by such investors, the other investors participating in the second closing may purchase, on a pro rata basis, such remaining unsold amount, subject to the requirements of the listing rules of the Nasdaq Stock Market LLC.
In the optional third closing, which would be held five trading days following the second closing, the terms of this offering provide that investors who fully participate the second closing may, at their option, purchase up to an additional $20,000,000 of our common stock. Each such fully participating investor’s participation will be pro rata in relation to such investor’s purchase price paid in the second closing, divided by the aggregate purchase price paid by all investors who participate in the second closing, subject to the requirements of the listing rules of the Nasdaq Stock Market LLC.
At our option, and prior to the completion of the second closing and optional third closing, we may reduce the aggregate offering size of the second closing and optional third closing by the dollar amount received by us from any (i) strategic partnership or other non-dilutive source of funding or (ii) sale of equity securities at a price greater than $6.81 per share.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our anticipated timing for preclinical development, regulatory submissions, commencement and completion of clinical trials and product approvals;

•	our plans to research, develop and commercialize our product candidates;

•	our ability to fund our working capital requirements;

•	our expected clinical trial designs and regulatory pathways;

•	our ability to obtain and maintain regulatory approval of our product candidates and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•	our ability to successfully commercialize, and our expectations regarding future therapeutic and commercial potential with respect to, our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our products that are approved;

•	our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;

•	regulatory developments in the United States and foreign countries;

•	the performance of our third-party suppliers and manufacturers;

•	the success of competing therapies that are or may become available;

•	our expectations for the attributes of our product and development candidates, including pharmaceutical properties, efficacy, safety and dosing regimens;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our ability to obtain and maintain intellectual property protection for our product candidates;

•	our ability to use our Cloudbreak immunotherapy platform to identify development candidates, or to expand our Cloudbreak immunotherapy platform to other areas of infective disease;

•	our ability to identify and develop new product candidates;

•	the potential for prophylactic use of any of our product candidates;

•	our ability to retain and recruit key personnel;

•	our financial performance;

•
whether the second closing and the optional third closing will be completed in full or at all and the number of shares of our common stock versus the number of shares of Preferred Stock that may be sold in this offering; and

•	developments and projections relating to our competitors or our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We estimate the net proceeds to us from this offering will be an aggregate of $117.6 million, assuming the completion in full of all three closings and after deducting placement agent fees and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund research and development activities for our development programs, including, but not limited to, the clinical development of rezafungin, the development of our ADCs and/or any other Cloudbreak development candidates, and for working capital and general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to access additional financing, the relative success and cost of our research, preclinical and clinical development programs and whether we are able to enter into future licensing arrangements. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue clinical trials or preclinical activities if the net proceeds from this offering and any other sources of cash are less than expected.
Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

MARKET PRICE OF OUR COMMON STOCK
Our common stock is traded on The Nasdaq Global Market under the symbol “CDTX.” The following table sets forth the high and low sales prices per share of our common stock as reported on The Nasdaq Global Market for the periods indicated.

	High	Low
Year Ended December 31, 2016
First Quarter	$17.29	$9.48
Second Quarter	$15.91	$9.51
Third Quarter	$12.95	$10.23
Fourth Quarter	$11.85	$8.65
Year Ended December 31, 2017
First Quarter	$11.75	$6.65
Second Quarter	$8.03	$5.65
Third Quarter	$8.80	$5.60
Fourth Quarter	$8.80	$6.15
Year Ended December 31, 2018
First Quarter	$8.55	$4.00
Second Quarter (through May 18, 2018)	$4.95	$3.70
On May 18, 2018, the last reported sale price of our common stock was $4.70 per share.  As of April 27, 2018, there were approximately 34 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust or by other entities.

DIVIDEND POLICY
We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DILUTION
Our net tangible book value as of March 31, 2018 was approximately $50.9 million, or $2.48 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2018. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
First Closing
After giving effect to the sale of 10,638,297 shares (which includes the issuance of any preferred stock, on an as-converted basis) of our common stock in the first closing of this offering at the offering price of $4.70 per share and after deducting the placement agents’ fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been approximately $98.6 million, or $3.16 per share. This represents an immediate increase in net tangible book value of $0.68 per share to existing stockholders and immediate dilution of $1.54 per share to investors purchasing our common stock in the first closing of this offering. The following table illustrates this dilution on a per share basis:

Offering price per share		$4.70
Net tangible book value per share as of March 31, 2018	$2.48
Increase in net tangible book value per share attributable to investors purchasing our common stock (on an as converted to common basis) in the first closing of this offering	0.68
As adjusted net tangible book value per share as of March 31, 2018 after the first closing of this offering		3.16
Dilution per share to investors purchasing our common stock (on an as converted to common basis) in the first closing of this offering		$1.54
First and Second Closing
After giving effect to the sale of (i) 10,638,297 shares (which includes the issuance of any preferred stock, on an as-converted basis) of our common stock in the first closing of this offering and (ii) $50.0 million of shares of our common stock in the second closing of this offering, at an assumed offering price of $4.70 per share, which was the closing price of our common stock as reported on The Nasdaq Global Market on May 18, 2018, and after deducting the placement agents’ fees and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2018, would have been approximately $148.6 million, or $3.55 per share of common stock. This represents an immediate increase in net tangible book value of $1.07 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.15 per share to investors participating in the first and second closing of this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$4.70
Net tangible book value per share as of March 31, 2018	$2.48
Increase in net tangible book value per share attributable to investors purchasing our common stock (on an as converted to common basis) in this offering	1.07
As adjusted net tangible book value per share as of March 31, 2018 after the second closing of this offering		3.55
Dilution per share to investors purchasing our common stock (on an as converted to common basis) in the first and second closing of this offering, assuming full participation		$1.15

Each $1.00 increase in the assumed offering price of $4.70 per share in the second closing, which was the last reported sale price of our common stock on The Nasdaq Global Market on May 18, 2018, would increase the as-adjusted net tangible book value by approximately $0.25 per share and the dilution per share to investors by approximately $0.75 per share. Each $1.00 decrease in the assumed offering price of $4.70 per share in the second closing would decrease the as-adjusted net tangible book value by approximately $0.25 per share and the dilution per share to investors by approximately $0.75 per share.
First, Second and Optional Third Closing
After giving effect to the sale of (i) 10,638,297 shares (which includes the issuance of any preferred stock, on an as-converted basis) of our common stock in the first closing of this offering, (ii) $50.0 million of shares of our common stock in the second closing of this offering, at an assumed offering price of $4.70 per share, which was the closing price of our common stock as reported on The Nasdaq Global Market on May 18, 2018, and (iii) $20.0 million of shares of our common stock in the optional third closing of this offering, at an assumed offering price of $4.70 per share, which was the closing price of our common stock as reported on The Nasdaq Global Market on May 18, 2018, and after deducting the placement agents’ fees and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2018, would have been approximately $168.6 million, or $3.66 per share of common stock. This represents an immediate increase in net tangible book value of $1.18 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.04 per share to investors participating in the first, second and optional third closing of this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$4.70
Net tangible book value per share as of March 31, 2018	$2.48
Increase in net tangible book value per share attributable to investors purchasing our common stock (on an as converted to common basis) in this offering	1.18
As adjusted net tangible book value per share as of March 31, 2018 after the optional third closing of this offering, assuming full participation		3.66
Dilution per share to investors purchasing our common stock in the first, second and optional third closing of this offering (on an as converted to common basis), assuming full participation		$1.04
Each $1.00 increase in the assumed offering price of $4.70 per share in the assumed optional third closing, which was the last reported sale price of our common stock on The Nasdaq Global Market on May 18, 2018, would increase the as-adjusted net tangible book value by approximately $0.09 per share and the dilution per share to investors by approximately $0.91 per share. Each $1.00 decrease in the assumed offering price of $4.70 per share in the assumed optional third closing would decrease the as-adjusted net tangible book value by approximately $0.09 per share and the dilution per share to investors by approximately $0.91 per share.
The foregoing discussions and tables are based on 20,534,993 shares of common stock outstanding as of March 31, 2018 and exclude as of that date:

•	4,095,140 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $6.90 per share;

•	257,500 shares issuable upon vesting of outstanding restricted stock units, or RSUs and performance-based RSUs;

•	1,375,436 additional shares reserved for future issuance under our equity incentive plan and employee stock purchase plan;

•	5,341 shares of restricted common stock which are subject to a right of repurchase by us; and

•	17,331 shares of common stock issuable upon the exercise of outstanding warrants issued on October 3, 2016 at an exercise price of $11.54 per share; and

•	the exercise of any of the warrants to be issued in the private placements described in this prospectus supplement.
To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, or securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
Common Stock
The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 8 of the accompanying prospectus.
Series X Preferred Stock
The material terms and provisions of the Series X Preferred Stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series X Preferred Stock set forth in the Certificate of Designation of the Series X Preferred Stock to be filed as an exhibit to our Current Report on Form 8-K, which we expect to file with the Commission in connection with this offering.
General. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of our preferred stock, par value $0.0001 per share, of which none are issued and outstanding.
Subject to the limitations prescribed by our certificate of incorporation and Delaware law, our board of directors is authorized, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors has designated 5,000,000 of the 10,000,000 authorized shares of preferred stock as Series X Preferred Stock. When issued, the shares of Series X Preferred Stock will be validly issued, fully paid and non-assessable.
Rank. The Series X Preferred Stock will rank:

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series X Preferred Stock;

•	on parity with our common stock;

•	on parity with any other class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series X Preferred Stock; and

•	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series X Preferred Stock;
in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.
Dividends. Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on our common stock or other junior securities.
Liquidation Preference. In the event of our liquidation, dissolution, or winding up, holders of our Series X Preferred Stock will participate pari passu (on an as-converted basis, without regard to any blocker provisions) with any distribution of proceeds to holders of our common stock.
Redemption. We are not obligated to redeem or repurchase any shares of Series X Preferred Stock. Shares of Series X Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.
Exchange Listing. We do not plan on making an application to list the Series X Preferred Stock on The Nasdaq Global Market, any national securities exchange or other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series X Preferred Stock to be listed on The Nasdaq Global Market.

Conversion. The Series X Preferred Stock shall be convertible at the option of the holders thereof at any time after issuance into the number of registered shares of common stock determined by dividing the aggregate stated value of the Series X Preferred Stock being converted by the conversion price then in effect. No holder may request a conversion of its Series X Preferred Stock to the extent such conversion would result in the holder and its affiliates beneficially owning more than a pre-set conversion blocker threshold, which will initially be set at 9.99% of our common stock then outstanding. The amount of beneficial ownership of a holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.
Conversion Price Adjustment—Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in common stock on our common stock or any common stock equivalents, subdivide or combine our outstanding common stock, or reclassify our common stock in such a way that we issue additional shares of our capital stock, the conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares of common stock outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares of common stock outstanding immediately after such action.
Fundamental Transaction. If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series X Preferred Stock, the holders will have the right to receive, for each common share they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had it been the holder of common stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the Company is not the surviving entity;

•	the sale of all or substantially all of our assets in one transaction or a series of related transactions;

•
any completed tender offer or exchange offer involving holders of common stock in which more than 50% of the common stock is converted or exchanged into other securities, cash or property, regardless of who makes such offer; or

•
any reclassification of common stock or any compulsory share exchange by which our common stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series X Preferred Stock will be given the same choice on conversion of such holders’ shares.
Voting Rights. The Series X Preferred Stock shall have no voting rights, except to the extent expressly provided in our certificate of incorporation or as otherwise required by law. However, so long as at least 50% of the authorized shares of Series X Preferred Stock are outstanding, we may not take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series X Preferred Stock:

•	amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect the preferences, rights, privileges or powers of the Series X Preferred Stock; or

•	increase or decrease the number of authorized shares of Series X Preferred Stock.

PRIVATE PLACEMENT TRANSACTIONS

In a private placement to be held concurrently with the first closing of this offering, or the First Private Placement Transaction, we will be selling to purchasers of at least $1,000,000 of our common stock (or Preferred Stock) in the first closing of this offering warrants, at a purchase price of $0.125 per share subject to each such warrant, to purchase an aggregate of 12,500,000 shares of our common stock.
In a private placement to be held concurrently with the optional third closing of this offering, or the Second Private Placement Transaction and, together with the First Private Placement Transaction, the Private Placement Transactions, we will be selling to purchasers who purchase our common stock (or Preferred Stock) in the optional third closing of this offering warrants, at a purchase price of $0.125 per share subject to each such warrant, to purchase an aggregate of 2,500,000 shares of our common stock.
The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of common stock issued upon exercise of the warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.
Description of warrants. The warrants are immediately exercisable for cash. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.
Following the completion of the second closing of this offering, the holder of a warrant issued in the First Private Placement may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. The warrants issued in the Second Private Placement may immediately exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
The initial exercise price per share of common stock purchasable upon exercise of the warrants is $6.81 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.
In the event of a fundamental transaction, as described in the warrants and generally including (i) any reclassification of our common stock, or any compulsory share exchange by which our common stock is effectively converted into or exchanged for other securities, cash or property, (ii) the sale of all or substantially all of our assets, (iii) our merger or consolidation with or into another entity or any stock sale to, or other business combination in which we are not the surviving entity or (iv) any completed tender offer or exchange offer involving holders of common stock in which more than 50% of the common stock is converted or exchanged into other securities, cash or property, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.
The warrant issued in the First Private Placement will terminate upon the earlier of (i) five years from the date of the first closing of this offering, (ii) any sale by the holder of such warrant of any shares of our common stock purchased in the first closing of this offering if such sale occurs prior to the date that is 120 calendar days following the first closing closing, (iii) the taking of any short position on our common stock by the holder of such warrant prior to the completion of the second closing of this offering, and (iv) the failure by the holder of such warrant to purchase its pro rata allocation of shares of our common stock in the second closing of this offering.

The warrant issued in the Second Private Placement will terminate five years from the date of the Second Private Placement Transaction.
The warrants issued in the First Private Placement are not transferable until after the second closing.

PLAN OF DISTRIBUTION
Citigroup Global Markets Inc. and Cantor Fitzgerald & Co., which we refer to as the placement agents, have agreed to act as our placement agents in connection with this offering subject to the terms and conditions of the placement agency agreement dated May 21, 2018 entered into by and among the Company and the placement agents. The placement agents are not purchasing or selling any of the shares of our common stock or the Preferred Stock, but have agreed to use their reasonable best efforts to arrange for the sale of all of the shares of our common stock and the Preferred Stock offered hereby. Therefore, we will enter into a subscription agreement directly with any investors in connection with this offering and we may not sell the entire amount of shares of our common stock and shares of the Preferred Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and institutional accredited investors. Citigroup Global Markets Inc. and Cantor Fitzgerald & Co. are also acting as placement agents for the Private Placement Transactions.
We have agreed to indemnify the placement agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agents may be required to make in respect thereof.
Fees and Expenses
We have agreed to pay the placement agents a fixed fee equal to $1,950,000, which will be paid at the first closing of this offering. We have also agreed to reimburse the placement agents for certain of their expenses related to the offering in an amount up to $40,000.
The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agents might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the placement agents:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the subscription agreement. Copies of the placement agency agreement and the subscription agreement will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”
Notice to investors in the United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, San Diego, California. Latham & Watkins LLP, San Diego, California is counsel for the placement agents in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-36912):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 27, 2018;

•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017, from our definitive proxy statement relating to our 2018 annual meeting of stockholders, which was filed on April 27, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 9, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 19, 2018 (except with respect to Items 7.01 and 9.01 included therein), March 21, 2018 and April 26, 2018; and

•
the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 9, 2015, including any amendments or reports filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We also incorporate by reference any future filings (with the exceptions noted in the preceding paragraph) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
Attn: Secretary

PROSPECTUS

$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell up to an aggregate amount of $150,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our common stock is listed on the NASDAQ Global Market under the trading symbol “CDTX.” On May 18, 2016, the last reported sale price of our common stock was $11.50 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 1, 2016.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $150,000,000 of any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

i

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context requires otherwise, references in this prospectus to “Cidara,” “we,” “us,” “the Company” and “our” refer to Cidara Therapeutics, Inc.
Cidara Therapeutics, Inc.
Overview
We are a biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard of care therapies. We are developing a balanced pipeline of product and development candidates, with an initial focus on serious fungal infections. Our lead clinical candidates are echinocandins, a proven class of antifungals. Our initial product portfolio comprises two formulations of our novel echinocandin, CD101. CD101 IV is being developed as a once-weekly high exposure therapy for the treatment and prevention of serious, invasive fungal infections. CD101 topical is being developed for the treatment of vulvovaginal candidiasis, or VVC, and recurrent VVC, or RVVC, a prevalent mucosal infection. In addition, we have developed a proprietary immunotherapy technology platform, Cloudbreak™, which we use to create compounds designed to direct a patient’s immune cells to attack and eliminate pathogens that cause infectious disease
Risks Associated with our Business
Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

•	We are very early in our development efforts, which may not be successful.

•	We may not be successful in our efforts to identify, discover, in-license or acquire potential product candidates.

•
If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•
Even if any of our product candidates receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

•
If, in the future, we are unable to establish sales and marketing capabilities or to selectively enter into agreements with third parties to sell and market our product candidates, we may not be successful in commercializing our product candidates if and when they are approved.

•
We intend to rely on third parties to conduct our clinical trials and to continue to rely on third parties to conduct some aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research or testing.

•
To the extent we enter into any collaborations, we may depend on collaborators for the development and commercialization of our product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.

•
If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize, or will be delayed in commercializing, our product candidates, and our ability to generate revenue will be impaired.

•
We will need substantial additional funding to advance the development of our product candidates. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our drug development and discovery programs or commercialization efforts.

•	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

•
If our efforts to protect the proprietary nature of the intellectual property related to CD101 IV, CD101 topical or our other product candidates are not adequate, we may not be able to compete effectively in our market.

Corporate Information
We were incorporated in Delaware as K2 Therapeutics, Inc. in December 2012. In July 2014, we changed our name to Cidara Therapeutics, Inc. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, and our telephone number is (858) 752-6170. Our corporate website address is www.cidara.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
We have filed the word trademark “Cidara” for registration on the Principal Register of the United States Patent and Trademark Office. This prospectus also contains trademarks and trade names of other companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.
We are an “Emerging Growth Company”
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•
only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	omitted compensation discussion and analysis;

•	no requirement that we solicit non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
We intend to take advantage of the reduced disclosure obligations. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can elect to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption to take advantage of the extended transition period for complying with new or revised accounting standards.
We could remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period and (iv) December 31, 2020.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material or special U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.
Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” in this prospectus.
NASDAQ Global Market Listing
Our common stock is listed on the NASDAQ Global Market under the symbol “CDTX.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our anticipated timing for preclinical development, regulatory submissions, commencement and completion of clinical trials and product approvals;

•	our plans to research, develop and commercialize our product candidates;

•	our ability to fund our working capital requirements;

•	our expected clinical trial designs and regulatory pathways;

•	our ability to obtain and maintain regulatory approval of our product candidates and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•	our ability to successfully commercialize, and our expectations regarding future therapeutic and commercial potential with respect to, our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our products that are approved;

•	our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;

•	regulatory developments in the United States and foreign countries;

•	the performance of our third-party suppliers and manufacturers;

•	the success of competing therapies that are or may become available;

•	our expectations for the attributes of our product and development candidates, including pharmaceutical properties, efficacy, safety and dosing regimens;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our expectation that our existing capital resources will be sufficient to enable us to complete our planned clinical trials;

•	our ability to obtain and maintain intellectual property protection for our product candidates;

•	our ability to use our Cloudbreak immunotherapy platform to identify development candidates, or to expand our Cloudbreak immunotherapy platform to other areas of infective disease;

•	our ability to identify and develop new product candidates;

•	the potential for prophylactic use of any of our product candidates;

•	our ability to retain and recruit key personnel;

•	our financial performance; and

•	developments and projections relating to our competitors or our industry.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. We paid no dividends on preferred shares during the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges.

Amounts shown are in thousands, except for ratios	Period from December 6, 2012 (inception) to December 31, 2012	Year Ended December 31,			Three Months Ended March 31,
		2013	2014	2015	2016
Ratio of earnings to fixed charges	*	*	*	*	*
Ratio of combined fixed charges and preferred dividends to earnings	*	*	*	*	*

•
We did not record earnings for the period from December 6, 2012 (inception) through December 31, 2012, the years ended December 31, 2013, 2014, or 2015, or the three months ended March 31, 2016. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the period from December 6, 2012 (inception) through December 31, 2012, the years ended December 31, 2013, 2014, and 2015, and the three months ended March 31, 2016 was approximately $0.1, $1.3, $11.9, $32.2, and $9.8 million, respectively.

For purposes of computing the ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on indebtedness and an estimate of the interest within rental expense.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The descriptions of capital stock and the registration rights under the Second Amended and Restated Investor Rights Agreement by and among us and certain of our stockholders, dated February 10, 2015, or the Investor Rights Agreement, are qualified by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the Investor Rights Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part
Common stock
Voting Rights. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. For most other matters, the approval of a majority of the shares voting at an annual or special meeting of stockholders will be required. Exceptions to this include removing directors for cause and amending our amended and restated certificate of incorporation and amended and restated bylaws, each of which will require the approval of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock.
Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of outstanding shares of common stock may receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. We have never issued a dividend on shares of our common stock and have no intention to do so in the future.
Liquidation. In the event of our liquidation, dissolution or winding up, the assets legally available for distribution shall be distributed ratably to the holders of shares of common stock and preferred stock, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate and issue in the future.
Fully Paid and Nonassessable. All outstanding shares of common stock are fully paid and nonassessable.
Preferred stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.
We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we may issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if applicable;

•	the provisions for a sinking fund, if applicable;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law
Certificate of Incorporation and Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

•
provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•
provide that special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies); and

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provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against the us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

Delaware Anti-Takeover Law
We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Registration Rights
According to the terms of the Investor Rights Agreement, certain of our stockholders, or their transferees, are entitled to demand, Form S-3 and “piggyback” registration rights. These stockholders hold an aggregate of 3,975,812 shares eligible for registration under the Investor Rights Agreement, or approximately 28.7% of our total outstanding common stock, as of May 11, 2016.
Demand Registration Rights
At any time upon the written request of certain of the holders of the registrable securities then outstanding that we file a registration statement under the Securities Act covering the registration of the registrable securities having an aggregate offering price to the public of not less than $5.0 million, we will be obligated to notify all holders of registrable securities of such request and to use our reasonable best efforts to register the sale of all registrable securities that holders may request to be registered. We are not required to effect more than two registration statements which are declared or ordered effective. We may postpone the filing or effectiveness of a registration statement (1) for up to 100 days twice in any 12-month period if our board of directors determines in its good faith judgment that such registration and offering would be seriously detrimental to us and our stockholders or (2) for up to 90 days if we are engaged in or plan to engage within 90 days of the request, in a public offering that is made pursuant to a special registration statement, as defined in our investors’ rights agreement. With certain exceptions, we are not required to effect the filing of a registration statement during the period starting with the date of the filing of, and ending on a date 180 days following the effective date of the registration statement for this offering.
“Piggyback” Registration Rights
If we register any securities for public sale, holders of registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 25% of the total number of shares included in the registration statement, except this offering, in which the holders may be entirely excluded.
Form S-3 Registration Rights
Holders of registrable securities will have the right to demand that we file a registration statement on Form S-3 so long as the aggregate price to the public of the securities to be sold under the registration statement on Form S-3 is at least $2.0 million, subject to specified exceptions, conditions and limitations. We are not required to effect more than two registrations on Form S-3 in any 12-month period.
Expenses of Registration
Generally, we are required to bear all registration expenses incurred in connection with the demand, piggyback and Form S-3 registrations described above, other than underwriting discounts and commissions, in an amount not to exceed $35,000 per registration.
Expiration of Registration Rights

The demand, piggyback and Form S-3 registration rights discussed above will terminate as to a given holder of registrable securities upon the earlier of (i) three years following the closing of this offering, (ii) as to any holder of registrable securities, the first date after our initial public offering on which such holder holds less than 1% of our outstanding common stock (treating all preferred shares on an as-converted basis) and is able to dispose of all of its registrable securities without restriction under Rule 144 of the Securities Act during any 90 day period, or (iii) after the consummation of a liquidation event.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.
Listing on the NASDAQ Global Market
Our common stock is listed on the NASDAQ Global Market the symbol “CDTX”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

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the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the NASDAQ Global Market engage in passive market making transactions in the common stock on the NASDAQ Global Market accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36912):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on March 18, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was filed on May 12, 2016;

•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, from our definitive proxy statement relating to our 2016 annual meeting of stockholders, which was filed on April 29, 2016; and

•
the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 9, 2015, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
Attn: Secretary

Up to $120,000,000

Common Stock
Preferred Stock

PROSPECTUS SUPPLEMENT

Citigroup
Cantor

May 21, 2018